EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Hyperdynamics Corporation (Hyperdynamics), on Form 10-Q for the quarter ended December 31, 2007, as filed with the Securities and Exchange Commission (the "Report"), Steven M. Plumb, Chief Financial Officer of Hyperdynamics, does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 11, 2008

By:	/s/ Steven M. Plumb
Steven M. Plumb
Chief Financial Officer
Principal Accounting Officer